Exhibit 99.1

                                                          News Release



Contacts:

Jerome I. Feldman                                            Scott N. Greenberg
Chairman & CEO                                               President
(914) 249-9750                                               (914) 249-9729

            GP STRATEGIES ANNOUNCES CHANGES TO ITS BOARD OF DIRECTORS

NEW YORK - January 24, 2005 -- GP Strategies Corporation (NYSE:GPX), a global provider of training, e-Learning solutions, management consulting, engineering, and simulation services, today announced the appointment of Richard Pfenniger, Matthew Zell, and Scott Peppet to the company's board of directors.

Scott Greenberg, President of GP Strategies, stated "Richard, Matthew and Scott bring a wealth of experience to the board of GP Strategies, and we look forward to their contribution. We stand to benefit from their extensive business backgrounds in the areas of education and finance."

Richard Pfenniger has been the Chairman of the Board of Directors since September 2002, and President and Chief Executive Officer since October 2003, of Continucare, a provider of primary care physician services. For six years until the company was acquired by Career Education Corporation in July 2003, Mr. Pfenniger served as the Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc., a provider of career-oriented higher education. Mr. Pfenniger is currently a member of the Board of Directors of IVAX and serves on its Audit and Nominating Committees.

Matthew Zell has served as a Managing Director of Equity Group Investments, LLC ("EGI") since 2001. Prior to joining EGI, Mr. Zell served as the President of Prometheus Technologies, Inc. and its predecessor, an information technology consulting firm. Mr. Zell is a director of Anixter International, Inc. and Desarroladora Homex S.A. Mr. Zell replaces Mark Radzik as the board designee for EGI-Fund (02-04) Investors , L.L.C.

Scott Peppet is an Associate Professor of Law at the University of Colorado School of Law. He brings extensive experience in the areas of legal and corporate ethics and dispute resolution. In addition, Mr. Peppet has run an active corporate education business for ten years focused on alliance management and negotiation training. Mr. Peppet is the brother-in-law of Matthew Zell.


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Roald Hoffmann, Ph.D., Admiral Bernard Kauderer, Gordon Smale, and Mark Radzik
have resigned from the board. The number of directors of the company has been reduced from nine to eight, and the three new directors have been appointed to fill the three vacancies resulting from such resignations. The company believes the board's composition and structure will further support the company's renewed focus on its training and education business following the company's recent spin-off of National Patent Development Corporation.

"I want to thank Roald, Bernard, Gordon and Mark for their many years of service to the company," added Jerome Feldman. "These individuals have provided the company with valuable experience and support."

GP Strategies, whose principal operating subsidiaries are General Physics Corporation and GSE Systems Inc., is a NYSE listed company (GPX). General Physics and GSE Systems are global providers of training, e-Learning solutions, management consulting, engineering and simulation services, improving the effectiveness of organizations by customizing solutions to meet the specific needs of clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information about GP Strategies may be found at www.gpstrategies.com and about General Physics at www.gpworldwide.com.

The forward-looking statements contained herein reflect GP Strategies' management's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, all of which are difficult to predict and many of which are beyond the control of GP Strategies, including, but not limited to the risks and uncertainties detailed in GP Strategies' periodic reports and registration statements filed with the Securities and Exchange Commission.

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